Exhibit 5.1

September 6, 2024

Aveanna Healthcare Holdings Inc.

400 Interstate North Parkway SE

Suite 1600

Atlanta, Georgia 30339

Re:	Aveanna Healthcare Holdings Inc. Shelf Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as legal counsel for Aveanna Healthcare Holdings Inc., a Delaware corporation (the “Company”), in connection with the preparation of a Shelf Registration Statement on Form S-3, including the prospectus constituting a part thereof (the “Registration Statement”), being filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Registration Statement of (x) the offer, issuance and sale by the Company, from time to time, of up to an aggregate of $400,000,000 of any combination of (i) shares of common stock, par value $0.01 per share, of the Company (“Common Stock” and such shares offered by the Company, the “Primary Offering Shares”), (ii) senior debt securities (“Senior Debt Securities”) and subordinated debt securities (“Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”), (iii) warrants to purchase Common Stock, Debt Securities or any combination of those securities (“Warrants”), (iv) subscription rights (the “Rights”) and (v) purchase units consisting of Common Stock, Debt Securities, Warrants, Rights or any combination of those securities (“Units”) and (y) the resale, from time to time, of up to 54,431,349 shares of Common Stock (the “Selling Stockholders Shares,” and together with the Primary Offering Shares, the Debt Securities, the Warrants, the Rights and the Units, the “Securities”) by selling stockholders who will be named in a Prospectus Supplement (as defined below). The Securities may be offered, issued and sold or delivered, as applicable, from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the prospectus (the “Prospectus Supplements”) and pursuant to Rule 415 under the Securities Act.

The Senior Debt Securities will be issued pursuant to a senior debt indenture, between the Company and the trustee to be named therein, as trustee (the “Senior Debt Indenture”). The Subordinated Debt Securities will be issued between the Company and the trustee to be named therein, as trustee (the “Subordinated Debt Indenture” and, together with the Senior Debt Indenture, the “Indentures” and each an “Indenture”)). The Warrants will be issued under one or more Warrant agreements (each, a “Warrant Agreement”), each to be between the Company and a counterparty or counterparties identified therein (each, a “Counterparty”). The Rights will be issued under one or more subscription rights agreements (each a “Rights Agreement”), each to be between the Company and a Counterparty. The Units will be issued under a unit agreement (each, a “Unit Agreement”), each to be between the Company and a Counterparty.

In connection with our representation of the Company, and as a basis for the opinions hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following:

1. the Registration Statement;

2. the Company’s Second Amended and Restated Certificate of Incorporation, as amended to the date hereof (the “Charter”);

3. the Company’s Second Amended and Restated Bylaws, as amended to the date hereof;

4. the Amended and Restated Registration Rights Agreement, dated as of May 3, 2021, by and among the Company and the investors party thereto;

5. the Amended and Restated Stockholders Agreement, dated as of May 3, 2021, by and among the Company and the investors party thereto;

6. resolutions adopted by the Company’s board of directors (the “Board”) in respect of the issuance of the Selling Stockholders Shares;

7. the forms of the Indentures; and

8. such other documents and records and other certificates and instruments and matters of law as we have deemed necessary or appropriate to express the opinions set forth below, in each case subject to the assumptions, limitations and qualifications stated herein.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. We have also assumed that (i) at the time of execution, authentication, issuance and delivery of any Debt Securities, the applicable Indenture will be the valid and legally binding obligation of the applicable trustee with respect thereto, (ii) at the time of execution, countersignature, issuance and delivery of any Warrants, each Warrant Agreement will be the valid and legally binding obligation of each Counterparty thereto, (iii) at the time of execution, countersignature, issuance and delivery of any Rights, each Rights Agreement will be the valid and legally binding obligation of each Counterparty thereto, and (iv) at the time of execution, countersignature, and issuance and delivery of any Units, each Unit Agreement will be the valid and legally binding obligation of each Counterparty thereto.

As to matters of fact material to this opinion, we have relied to the extent we deemed reasonably appropriate upon representations or certificates of officers or directors of the Company, without independently verifying the accuracy of such documents, records and instruments.

In connection with the issuance of the Debt Securities, we have assumed further that (i) at the time of the execution and delivery of an Indenture, such Indenture will have been duly authorized, executed and delivered by the Company, (ii) at the time of execution, authentication, issuance and delivery of the Debt Securities, such Debt Securities will have been duly authorized, executed and delivered by the Company, and (iii) the execution, delivery and performance by the Company of each Indenture and the Debt Securities, as the case may be, will not violate the laws of any jurisdiction (provided that as to the laws of the State of Delaware and the federal securities laws of the United States we make no such assumption).

In connection with the issuance of Warrants, we have assumed further that (i) at the time of execution, countersignature, issuance and delivery of any Warrant Agreement, such Warrant Agreement will have been duly authorized, executed and delivered by the Company, and (ii) the execution, delivery and performance by the Company of such Warrant Agreement will not violate the laws of any jurisdiction (provided that as to the laws of the State of Delaware and the federal securities laws of the United States we make no such assumption).

In connection with the issuance of Rights, we have assumed further that (i) at the time of execution, countersignature, issuance and delivery of any Rights Agreement, such Rights Agreement will have been duly authorized, executed and delivered by the Company, and (ii) the execution, delivery and performance by the Company of such Rights Agreement will not violate the laws of any jurisdiction (provided that as to the federal laws of the United States we make no such assumption).

In connection with the issuance of Units, we have assumed further that (i) at the time of execution, countersignature, issuance and delivery of any Unit Agreement, such Unit Agreement will have been duly authorized, executed and delivered by the Company, and (ii) the execution, delivery and performance by the Company of such Unit Agreement will not violate the laws of any jurisdiction (provided that as to the laws of the State of Delaware and the federal securities laws of the United States we make no such assumption).

We have further assumed that: (i) the Registration Statement and any amendments thereto will be effective under the Securities Act, that no stop orders will have been issued by the Commission with respect to the Registration Statement and that the Registration Statement will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (ii) an appropriate Prospectus Supplement, free writing prospectus or term sheet relating to the Securities offered thereby will have been prepared and filed with the Commission in compliance with the Securities Act and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) all Securities will be issued and sold in compliance with the applicable provisions of the Securities Act, the Trust Indenture Act of 1939, as amended, and the securities or blue sky laws of various states and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (iv) any purchase, underwriting or similar agreement relating to Securities being offered will have been duly authorized, executed and delivered by the Company and the other parties thereto; and (v) in connection with the issuance of any Primary Offering Shares by the Company, an adequate number of authorized and unissued shares of Common Stock will be available for issuance under the Charter, as then in effect.

Based upon and subject to the foregoing, and subject to the assumptions, limitations and qualifications stated herein, we are of the opinion that:

1. With respect to the Primary Offering Shares, assuming (i) the taking by the Board of all necessary corporate action to authorize and approve the issuance of the Primary Offering Shares and (ii) the due issuance and delivery of the Primary Offering Shares upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement, or the Prospectus or a Prospectus Supplement approved by the Board, the Primary Offering Shares will be validly issued, fully paid and nonassessable.

2. The Selling Stockholders Shares have been duly authorized and are validly issued, fully paid and nonassessable.

3. With respect to the Debt Securities, assuming (i) the taking of all necessary corporate action to approve the issuance and terms of the Debt Securities, the terms of the offering thereof and related matters by the Board and (ii) the due execution, authentication, issuance and delivery of such Debt Securities, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement, or the Prospectus or a Prospectus Supplement approved by the Board, and otherwise in accordance with the provisions of the applicable Indenture and such agreement, such Debt Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

4. With respect to the Warrants, assuming (i) the taking of all necessary corporate action by the Board to approve the execution and delivery of each Warrant Agreement and (ii) the due execution, countersignature, issuance and delivery of such Warrant Agreement upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement, or the Prospectus or a Prospectus Supplement approved by the Board and otherwise in accordance with the provisions of the applicable Warrant Agreement and such agreement, such Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

5. With respect to the Units, assuming (i) the taking of all necessary corporate action by the Board to approve (x) the execution and delivery of the applicable Unit Agreement and (y) any Securities to be issued separately or as part of any such Units and (ii) the due execution, countersignature, issuance and delivery of such Unit Agreement upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement, or the Prospectus or a Prospectus Supplement approved by the Board and otherwise in accordance with the provisions of the applicable Unit Agreement and such agreement, such Units will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their respective terms.

6. With respect to the Rights, assuming (i) the taking of all necessary corporate action by the Board to approve the execution and delivery of each Rights Agreement and (ii) the due execution, countersignature, issuance and delivery of such Rights Agreement upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement, or the Prospectus or a Prospectus Supplement approved by the Board and otherwise in accordance with the provisions of the applicable Rights Agreement and such agreement, such Rights will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

The opinions set forth in paragraphs 3 through 6 above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws now or hereafter in effect relating to or affecting creditors’ rights generally, (ii) the effects of general equitable principles, whether enforcement is considered in a proceeding in equity or law, (iii) an implied covenant of good faith and fair dealing, (iv) the discretion of the court before which any proceeding for enforcement may be brought and (v) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to the public policy.

This opinion letter is limited to the matters stated herein, and no opinions may be implied or inferred beyond the matters expressly stated herein. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

We do not express any opinion herein concerning any law other than the laws of the State of Delaware and the federal securities laws of the United States.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

Sincerely,

/s/ GREENBERG TRAURIG, LLP

GREENBERG TRAURIG, LLP